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                                                                    EXHIBIT 23.1

                       [Arthur Andersen LLP Letterhead]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this Registration Statement on Form S-4 and to the incorporation by reference in this registration statement of our report dated February 11, 1997, included in Walbro Corporation and Subsidiaries' Form 10-K as of and for the year ended December 31, 1996 and to all references to our firm included in this registration statement.



                                                        /s/ ARTHUR ANDERSEN LLP

Detroit, Michigan
January 30, 1998